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                                                                    Exhibit 10.5

                           TREX DISTRIBUTOR AGREEMENT
                           --------------------------

     THIS AGREEMENT is made as of ______________, by and between TREX COMPANY, LLC, having its principal office at 160 Exeter Drive, Winchester, Virginia 22603-8605 (the "Company") and ______________________________, with its principal office at ____________________________________________ (the
"Distributor").

     1.   Appointment of Distributor.
          --------------------------

          (a)  Appointment: Distributor's Location(s)/Territory. Upon the terms
               ------------------------------------------------
and conditions of this Agreement, the Company hereby appoints the Distributor as an authorized non-exclusive distributor of the Company's line of composite decking products (the "Trex Products"), and the Distributor hereby accepts such appointment, with respect to the Distributor's location(s) and within the territory ("Territory") set forth in Schedule A attached hereto and incorporated herein. In such capacity, the Distributor will purchase Trex Products from the Company and will devote its continuing best efforts to the promotion and sale of such Trex Products in the Territory.

          (b)  Amendments to Schedule A. The parties may amend Schedule A from
               ------------------------
time to time to add or remove Distributor location(s) and/or modify the Distributor's Territory.

          (c)  Reservation of Rights by the Company. The Company reserves the
               ------------------------------------
right to take the following actions within the Distributor's Territory: (i) to appoint or be represented by other or additional distributors; (ii) to make sales directly to any or all customers of the same and/or other Company products, and (iii) to sell exclusively, on a direct basis, to certain types of customers or specific accounts which Company may, in its sole discretion, designate from time to time in accordance with then current Company policies. The Company will notify Distributor prior to appointing additional distributors in its Territory.

          (d)  Addition, Discontinuance and Modification of Products. The
               -----------------------------------------------------
Company shall have the right at any time to introduce new Trex Products, discontinue the manufacture or sale of any of its Trex Products and make changes in the design or construction of any of such Trex Products without incurring any obligation or liability whatsoever. The Company will give the Distributor thirty
(30) days prior notice of any discontinuance of a Trex Product.

     2.   Terms of Purchase.
          -----------------

          (a)  Ordering of Trex Products. All orders for Trex Products placed by
               -------------------------
Distributor shall be in writing or by fax or e-mail. (A telephone request to purchase, or to modify an existing order, shall not be considered an order unless and until followed up in writing.) All orders shall be subject to acceptance by the Company at Winchester, Virginia.

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          (b)  Prices. The Distributor shall purchase Trex Products at the
               ------
prices in effect at the time of order. The Company may implement price changes at any time during the term of this Agreement upon thirty (30) days prior written notice thereof to Distributor. In addition to the purchase price, Distributor shall pay to the Company the amount of all taxes, excises or other governmental charges (except taxes on or measured by net income) that the Company may be required to pay on the sale or delivery of any Products sold and delivered hereunder, except where the law otherwise provides.

          (c)  Delivery. All products shall be shipped FOB shipping point, with
               --------
title and risk of loss passing at such point. The shipment destination must be within the Distributor's Territory. The Company will not ship product outside of the Distributor's Territory unless the Company elects to do so in certain limited situations. Any taxes, administrative or governmental charges incurred as a result of the purchase of Trex Products are the sole responsibility of the Distributor.

          (d)  Payment. The Company shall invoice the Distributor for the Trex
               -------
Products at the time of shipment and the Distributor shall pay such invoices on a net ten (10) day basis unless otherwise approved by the Company prior to shipment. In the event the Distributor fails to pay such invoices within such period, the Distributor hereby agrees to pay a monthly service charge at one and one-half percent (1 1/2%), or, if such rate is prohibited under applicable law, a service charge at such lesser rate of interest as is the maximum rate permitted to be contracted for under such applicable law.

          (e)  Warranty. The Company warrants that for a period of one (1) year
               --------
from the date of shipment to the Distributor, the Trex Products sold shall be free from defects in workmanship and materials, and shall conform to the Company's standard specifications for such Trex Products in effect at the time of the shipment. If defects occur within the warranty period, the Distributor shall notify the Company immediately and, upon confirmation by an authorized Company sales representative of the defects, the Company's sole responsibility shall be to replace the defective items. This warranty does not apply to defects not caused by the Company (for example, accidents or abuse while in Distributor's possession). The Company shall not have any liability of any kind under this warranty unless the Distributor gives the Company notice of its claim within thirty (30) days after the date the Distributor knows or should know of its claim. EXCEPT AS SET FORTH HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO TREX PRODUCTS. THE COMPANY EXPRESSLY EXCLUDES AND DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, APPLICATION OR USE. UNDER NO CIRCUMSTANCES WILL THE COMPANY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER SUCH DAMAGES ARE SOUGHT IN CONTRACT, IN TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AND THE

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COMPANY'S LIABILITY SHALL IN NO EVENT EXCEED THE PURCHASE PRICE OF THE TREX
PRODUCTS ON WHICH SUCH LIABILITY IS BASED.

     3.   Trex Trademarks.  The Distributor shall have the right hereunder to
          ---------------
represent that it is "an Authorized Distributor of Trex Company Products." Any other use by the Distributor of the trademark "Trex" or any other trademark owned by the Company must be in a form and format approved by the Company in advance of such usage.

     4.   Promotional Materials. During the term of this Agreement, the Company
          ---------------------
shall take reasonable action to assist the Distributor in the Distributor's efforts to promote and sell Trex Products, including the provision of reasonable quantities of support materials such as product information and sales promotional literature.

     5.   Duties of the Distributor.
          -------------------------

          (a)  Sales Activities. The Distributor agrees to use its best efforts
               ----------------
vigorously and actively to promote the sale of Trex Products in the Territory. In connection with such efforts, the Distributor, at its sole cost and expense, shall organize and maintain a sales force and shall maintain adequate sales and warehouse facilities within the Territory that are satisfactory to the Company.

          (b)  Storage of Inventory. The Distributor agrees to store Trex
               --------------------
Products in accordance with Trex's storage guidelines.

          (c)  Appropriate Use of Trex Products. The Distributor shall use its
               --------------------------------
best efforts to train dealers and contractors in its Territory as to the proper usage and application of Trex Products in accordance with NES (NER-508) Contractors Handbook, Trex Usage Guidelines and CSI Spec Data Sheet, supplied by the Company from time to time to the Distributor.

          (d)  Inventory Levels. The Distributor agrees to maintain an inventory
               ----------------
equal to at least fifteen percent (15%) of the mutually agreed upon annual objective, in various profiles and colors, to adequately serve the needs of its customers.

          (e)  Trex Authorized Dealers/Territory. The Distributor agrees to
               ---------------------------------
resell Trex Products only to Trex Authorized Dealers (as defined by the Company) who are located within the Territory. The Distributor further agrees not to resell Trex Products to any Trex Authorized Dealer located within the Territory where the Distributor has reason to know that such Dealer intends to resell the Trex Products outside of the Territory.

          (f)  Advertising. Each printed advertisement, flyer, handbill,
               -----------
television spot, radio script, yellow pages listing, webpage or any other advertising or promotional material bearing or using the trademark or trade name "Trex" or pertaining to Trex Products must be approved by the Company in writing prior to

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its use by the Distributor. Such approval will not be unreasonably withheld or delayed.

          (g)  Reputation. The Distributor shall continually maintain to the
               ----------
satisfaction of the Company a general reputation for honesty, integrity and good credit standing and shall maintain the highest quality standards.

          (h)  Competing Products. With respect to each Distributor location set
               ------------------
forth on Schedule A, the Distributor shall not, directly or indirectly, promote, advertise, manufacture, market, distribute or sell a decking or associated railing product produced from predominately plastics, or plastics and wood, which competes with Trex Products.

          (i)  Compliance With Law. The Distributor shall comply with all laws,
               -------------------
ordinances and regulations, both state and federal, applicable to the Distributor's business.

          (j)  Expenses. The Distributor shall pay and discharge, and the
               --------
Company shall have no obligation to pay for, any expenses or costs of any kind or nature incurred by the Distributor in connection with its distribution function hereunder, including, without limitation, any expenses or costs involved in marketing Trex Products.

          (k)  Monthly Reports. Within fifteen (15) days after the end of each
               ---------------
calendar month, the Distributor shall submit a report to the Company setting forth an ending inventory balance of Trex Products as of the end of such month and sales of Trex Products for such month (both in the aggregate and for select markets defined by the Company). The Company shall provide the format of such report to the Distributor.

          (l)  Financial Statements. Within forty-five (45) days after the end
               --------------------
of each fiscal year, the Distributor shall submit audited financial statements to the Company.

     6.   Force Majeure. The Company shall be excused from delay or
          -------------
non-performance in the delivery of an order and the Distributor shall have no claim for damage if and to the extent such delay or failure is caused by occurrences beyond the control of the Company including, but not limited to, market conditions; acts of God; war, acts of terrorism, riots and civil disturbances; expropriation or confiscation of facilities or compliance with any order or request of governmental authority; strikes, labor or employment difficulties whether direct or indirect; or any cause whatsoever which is not within the reasonable control of the Company. The Company shall immediately notify the Distributor of the existence of any such force majeure condition and the anticipated extent of the delay or non-delivery. The Company shall, in such event, have the right to allocate available Trex Products among its customers in its sole discretion.

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     7.   Distributor's Remedies. If the Company, for any reason whatsoever,
          ----------------------
fails or is unable to deliver any Trex Products ordered by the Distributor, the Distributor's sole and exclusive remedy shall be the recovery of the purchase price, if any, paid by the Distributor to the Company for such Trex Products. The Company shall not incur any liability whatsoever for any delay in the delivery to the designated delivery location of any Trex Products. In no event shall the Company be liable for any incidental, consequential or other damages arising out of any failure to deliver any Trex Products to the Distributor or any delay in the delivery thereof.

     8.   Relationship of Parties: Indemnification of Company.
          ---------------------------------------------------

          (a)  Independent Contractor Status. The relationship of the parties
               -----------------------------
established by this Agreement is that of vendor and vendee, and all work and duties to be performed by the Distributor as contemplated by this Agreement shall be performed by it as an independent contractor. The full cost and responsibility for hiring, firing and compensating employees of the Distributor shall be borne by the Distributor.

          (b)  No Authority to Bind Company. Nothing in this Agreement or
               ----------------------------
otherwise shall be construed as constituting an appointment of the Distributor as an agent, legal representative, joint venturer, partner, employee or servant of the Company for any purpose whatsoever. The Distributor is not authorized to transact business, incur obligations, sell goods, solicit orders, or assign or create any obligation of any kind, express or implied, on behalf of the Company, or to bind it in any way whatsoever, or to make any contract, promise, warranty or representation on the Company's behalf with respect to products sold by the Company or any other matter, or to accept any service of process upon the Company or receive any notice of any nature whatsoever on the Company's behalf.

          (c)  Indemnification. Under no circumstances shall the Company be
               ---------------
liable for any act, omission, contract, debt or other obligation of any kind of the Distributor or any salesman, employee, agent or other person acting for or on behalf of the Distributor. The Distributor shall indemnify and hold the Company harmless from any and all claims, liabilities, losses, damages or expenses (including reasonable attorneys, fees and costs) arising directly or indirectly from, as a result of, or in connection with, the Distributor's operation of the Distributor's business. The terms of this indemnity shall survive the termination of this Agreement.

     9.   Confidential Information.
          ------------------------

          (a)  Definition. As used in this Section, "Proprietary Information"
               ----------
means information developed by or for the Company which is not otherwise generally known in any industry in which the Company is or may become engaged and includes, but is not limited to, information developed by or for the Company, whether now owned or hereafter obtained, concerning plans,

                                       -5-

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marketing and sales methods, materials, processes, procedures, devices utilized by the Company, prices, quotes, suppliers, manufacturers, customers with whom the Company deals (or organizations or other entities or persons associated with such customers), trade secrets and other confidential information of any type, together with all written, graphic and other materials relating to all or any part of the same.

              (b) Non-Disclosure. Except as authorized in writing by the
                  --------------
Company, the Distributor shall not at any time, either during or after the term of this Agreement, disclose or use, directly or indirectly, any Proprietary Information of which the Distributor gains knowledge during or by reason of this Agreement and the Distributor shall retain all such information in trust in a fiduciary capacity for the sole use and benefit of the Company. In the event that the Distributor operates one or more locations other than those set forth on Schedule A, the Distributor shall not disclose any Proprietary Information to local management or employees of such other location(s).

       10.    Patent and Trademark Indemnity. The Company will defend at its
              ------------------------------
expense any legal proceeding brought against the Distributor based on a claim that Trex Products sold by the Company under this Agreement infringe upon a United States patent or trademark, provided that the Company is notified promptly and given full authority, information and assistance for such defense. If the Distributor complies with the foregoing obligation, the Company will pay all damages and costs finally adjudicated against the Distributor, but will not be responsible for any compromise made without the Company's consent. If the Trex Products are held to be infringing and their use enjoined, the Company may, at its election and expense, either (1) obtain for the Distributor the right to continue selling the Trex Products, (2) replace the Trex Products with noninfringing Products, or (3) refund the purchase price paid, upon return of the Trex Products to the Company.

       11.    Term and Termination.
              --------------------

              (a) Term. The term of this Agreement shall be for a period
                  ----
beginning on the date hereof and ending on _____________. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party gives to the other party written notice of termination at least thirty (30) days prior to the end of the initial or any renewal term.

              (b) Voluntary Termination. Either party may terminate this
                  ---------------------
Agreement in its entirety, or with respect to one (1) or more Distributor location(s) set forth on Schedule A, at any time during the term hereof, with or without cause, by giving to the other party thirty (30) days prior written notice of termination. If this Agreement is only terminated with respect to one
(1) or more Distributor location(s) set forth on Schedule A, and there are remaining Distributor location(s) still remaining on Schedule A, the provisions of this Agreement relating to termination shall only apply to the terminated location(s),

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and this Agreement shall remain in full force and effect with respect to the other Distributor location(s).

              (c) Default by the Distributor. This Agreement may be terminated
                  --------------------------
by the Company immediately upon the failure of the Distributor to pay for Trex Products purchased by the Distributor in accordance with the terms of Section 2(d) hereof or upon the material default by the Distributor of any other obligation under this Agreement, or upon the filing of a petition in bankruptcy or for reorganization under the Bankruptcy Act by the Distributor, or upon the making of an assignment for benefit of creditors by the Distributor, or upon the Distributor's taking any action or failing to act in such a manner as to unfavorably reflect upon the Company.

              (d) Effect on Outstanding Orders. Upon the effective date of
                  ----------------------------
termination of this Agreement, all outstanding orders from the Distributor to the Company shall be deemed cancelled, to the extent Trex Products have not yet been shipped by the Company.

              (e) Repurchase of Inventory. Upon termination of this Agreement
                  -----------------------
for any reason, the Company shall have the option, within sixty (60) days after the effective date of such termination, to purchase the Distributor's inventory which was purchased by the Distributor within the past twelve (12) months prior to the date of termination. If the Company exercises such option, the Distributor will sell and release to the Company such inventory at a price equal to the price initially paid by the Distributor for such Trex Products, provided the Trex Products have been properly stored in accordance with Trex's storage guidelines and are in a good and saleable condition.

              (f) Return of Company Property. Upon termination of this Agreement
                  --------------------------
for any reason, the Distributor shall promptly return to the Company any property of the Company, including, without limitation, all sales and marketing documents, manuals and other records and proprietary information of the Company, as well as any samples in the Distributor's possession or control. The Distributor agrees that it will not make or retain any copy of, or extract from, such property or materials. The Company agrees to compensate the Distributor for the cost of any returned sales materials that were authorized by the Company and purchased by the Distributors within twelve (12) months of the date of termination.

       12.    General.
              -------

              (a) Waiver. Failure of either party at any time to require
                  ------
performance by the other party of any provision hereof shall not be deemed to be a continuing waiver of that provision, or a waiver of its rights under any other provision of this Agreement, regardless of whether such provision is of the same or a similar nature.

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              (b) Complete Agreement. This Agreement (including the exhibits
                  ------------------
hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties to this Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof. This Agreement may be amended only by written agreement executed by all of the parties hereto. No purchase order or sales form will be applicable to any sales pursuant to this Agreement and only the terms of this Distributor Agreement shall govern such sales.

              (c) Applicable Law; Jurisdiction and Venue. This Agreement shall
                  --------------------------------------
be construed under, and governed by, the laws of the Commonwealth of Virginia. The parties agree that jurisdiction and venue for any legal proceedings arising from or in any way connected to this Agreement will lie in the United States District Court, Western District of Virginia or Frederick County, Virginia, and both parties hereby submit and consent to the jurisdiction and venue of said courts.

              (d) Severability. If any provision of this Agreement is
                  ------------
unenforceable or invalid, the Agreement shall be ineffective only to the extent of such provisions, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

              (e) Assignment. This Agreement may not be transferred or assigned
                  ----------
in whole or in part by operation of law or otherwise by the Distributor without the prior written consent of the Company. Upon thirty (30) days prior written notice to the Distributor, the Company may assign its rights, duties and obligations under this Agreement. Without written notice, the Company may assign its rights, duties and obligations under this Agreement to any parent, subsidiary or other affiliated corporation of the Company.

              (f) Notices. Any notice or other communication related to this
                  -------
Agreement shall be effective if sent by first class mail, postage prepaid, to the address set forth in this Agreement, or to such other address as may be designated in writing to the other party.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

Trex Company, LLC                         ________________________


By:______________________________         By:________________________________

Its:_____________________________         Its:_______________________________

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                                   SCHEDULE A
                                   ----------
                      Distributor Location(s) and Territory
                      -------------------------------------


Distributor Location(s)
-----------------------



Territory
---------



                                                   Initials: Company     ______

                                                             Distributor ______

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